Form 3
Exhibit 99.1 - Joint Filer Information



Name:

	St. Paul Fire and Marine Insurance Company

Address:

	385 Washington Street
	St. Paul, MN 55102

Designated Filer:

	The St. Paul Companies, Inc.

Issuer & Trading Symbol:

	Santarus, Inc. (SNTS)

Date of Event Requiring Statement:

	3/30/2004

Signature:

	By:	/s/ Steven L.P. Schwen
	Its:	Authorized Representative





Name:

	St. Paul Venture Capital, Inc.

Address:

	10400 Viking Drive, Suite 550
	Eden Prairie, MN 55344

Designated Filer:

	The St. Paul Companies, Inc.

Issuer & Trading Symbol:

	Santarus, Inc. (SNTS)

Date of Event Requiring Statement:

	3/30/2004

Signature:

	By:	/s/ Steven L.P. Schwen
	Its:	Chief Financial Officer